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                                                                   Exhibit 10.10

                      NON-QUALIFIED STOCK OPTION AGREEMENT

            THIS AGREEMENT, dated as of _______________, 19___ is made by and between KSL Recreation Corporation, a Delaware corporation hereinafter referred to as "KSL", and _________, an employee of KSL or a Subsidiary (as defined below) or Affiliate (as defined below) of KSL, hereinafter referred to as "Optionee".

            WHEREAS, KSL wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Common Stock; and

            WHEREAS, KSL wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

            WHEREAS, the Compensation Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of KSL and its stockholders to grant the Non-Qualified Option provided for herein to the Optionee as an incentive for increased efforts during his term of office with KSL or its subsidiaries, and has advised KSL thereof and instructed the undersigned officers to issue said Option;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1 - Affiliate

            "Affiliate" shall mean, with respect to KSL, any corporation directly or indirectly controlling, controlled by, or under common control with, KSL or any other entity designated by the Board of Directors of KSL in which KSL or an Affiliate has an interest.

Section 1.2 - Cause

            "Cause" means criminal conduct (other than traffic violations).

Section 1.3 - Code

            "Code" shall mean the Internal Revenue Code of 1986, as amended.
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Section 1.4 - Committee

            "Committee" shall mean the Compensation Committee of KSL.

Section 1.5 - Grant Date

            "Grant Date" shall mean the date on which the Option provided for in this Agreement was granted.

Section 1.6 - Option

            "Option" shall mean the non-qualified option to purchase common stock of KSL granted under this Agreement.

Section 1.7 - Permanent Disability

            The Employee shall be deemed to have a "Permanent Disability" if the Employee is unable to perform the services required by the Employee's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Section 1.8 - Plan

            "Plan" shall mean the KSL Recreation Corporation 1995 Stock Purchase and Option Plan.

Section 1.9 - Pronouns

            The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.10 - Purchase Agreement

            "Purchase Agreement" shall mean the Common Stock Purchase Agreement dated as of _______________, 19___, between KSL and the Optionee.

Section 1.11 - Retirement

            "Retirement" shall mean retirement at age 65 or over (or such other age as may be approved by the Board of Directors of KSL) after having been employed by KSL or a Subsidiary for at least three years after the Trigger Date.

Section 1.12 - Secretary

            "Secretary" shall mean the Secretary of KSL.
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Section 1.13 - Subsidiary

            "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with KSL if each of the corporations, or group of commonly controlled corporations, tether than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.14 - Trigger Date

            "Trigger Date" shall mean _______________, 19___.

                                   ARTICLE II

                                 GRANT OF OPTION

Section 2.1 - Grant of Option

            For good and valuable consideration, on and as of the date hereof KSL irrevocably grants to the Employee the option to purchase any part or all of an aggregate of the number of shares set forth on the signature page hereof of its $.01 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Exercise Price

            The exercise price of the shares of stock covered by the Option shall be $500 per share without commission or other charge.

Section 2.3 - Consideration to KSL

            In consideration of the granting of this Option by KSL, the Optionee agrees to render faithful and efficient services to KSL or a Subsidiary or Affiliate, with such duties and responsibilities as KSL shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of KSL or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of KSL and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause.

Section 2.4 - Adjustments in Option

            Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to the Option are, from time to time, changed into or exchanged for a different number or kind of shares of KSL or other securities of KSL by reason of a
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merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Option, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Committee shall be final and binding upon the Optionee, KSL and all other interested persons.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

            The Option shall become exercisable as follows:

                                     Number of Option Shares
Date Option Becomes                   As to Which Option Is
Exercisable                                Exercisable
-------------------                  -----------------------

Trigger Date through the
   first anniversary of
   the Trigger Date                               0%

After the first anniversary
   of the Trigger Date                         ____%

After the second anniversary
   of the Trigger Date                         ____%

After the third anniversary
   of the Trigger Date                         ____%

After the fourth anniversary
   of the Trigger Date                         ____%

After the fifth anniversary
   of the Trigger Date                          100%

            Notwithstanding the foregoing, the Option shall become (i) immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Change of Control, (ii) immediately prior to a Sale Participation Event, exercisable as to that number of shares which when added to the number of shares as to which the Option is then exercisable will equal the Sale Participation Share Amount and (iii) immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately upon termination of employment because of death, Permanent Disability or Retirement of the Optionee (but in each case only to the extent such Option has not otherwise terminated or become exercisable). A "Change of Control" means (i) a sale of all or substantially all of the assets of KSL to a
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Person who is not an affiliate of Kohlberg Kravis Roberts & Co., L.P. ("KKR"),
(ii) a sale of stock by KKR or any of its affiliates resulting in (x) more than 50% of the voting stock of KSL being held by a Person or Group that does not include KKR or any of its affiliates and (y) individuals designated by KKR ceasing to comprise a majority of the members of the KSL Board of Directors or
(iii) a merger or consolidation of KSL into another Person which is not an affiliate of KKR. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature. "Group" means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of KSL. A "Sale Participation Event" means any event giving rise to the receipt by the Optionee of a notice under Section 1 of the Sale Participation Agreement of even date herewith (the "Sale Participation Agreement") among the Optionee and certain investment partnerships affiliated with KKR. The "Sale Participation Share Amount" means the amount equal to (i) the number of shares as to which the Option is exercisable assuming full vesting of the Option multiplied by (ii) a fraction the numerator of which is the number of shares being sold by the Fund Partnerships (as defined in the Sale Participation Agreement) in the Sale Participation Event and the denominator of which is the number of shares owned by the Fund Partnerships.

            Notwithstanding the foregoing, the Option shall not become exercisable as to any additional shares following the termination of employment of the Optionee for any reason other than a termination of employment because of death, Permanent Disability or Retirement of the Optionee.

Section 3.2 - Expiration of Option

            The Option may not be exercised to any extent by Optionee after the first to occur of the following events:

            (a) June 30, 2005; or

            (b) The date the Option is terminated pursuant to Section 5, 6 or 8(b) of the Purchase Agreement; or

            (c) Immediately upon termination for Cause; or

            (d) Prior to the fifth Anniversary of the Trigger Date, immediately upon voluntary termination of employment for any reason other than death, Permanent Disability, or retirement after age 65.

            (e) If the Committee so determines pursuant to Section 9 of the Plan, upon the merger or consolidation of KSL into another corporation, or the exchange or acquisition by another corporation of all or substantially all of KSL's
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      assets or 80% or more of its then outstanding voting stock, or the recapitalization, reclassification, liquidation or dissolution of KSL. At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.

                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

            During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under
Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

            Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares only.

Section 4.3 - Manner of Exercise

            The Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

            (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

            (b) Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised, except (i) that to the extent that such exercise is in connection with a merger and the per share consideration in such merger exceeds the per share exercise price hereunder, no payment shall be required under this Section 4.3(b) but the consideration to be received by the Optionee in the merger for the shares underlying the Option shall be reduced by the
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      amount which would have been paid under this Section 4.3(b) and (ii) to the extent that such exercise is in connection with the exercise of registration rights in Section 10 of the Purchase Agreement, KSL will use its reasonable efforts to arrange with any underwriters for a "cashless" exercise.

            (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify KSL against and hold it free and harmless from any loss, damage, expense or liability resulting to KSL if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

            (d) Full payment to KSL of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

            (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subjection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4 - Conditions to Issuance of Stock Certificates

            The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then
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been reacquired by KSL. Such shares shall be fully paid and nonassessable. KSL shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

            (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

            (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

            The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of KSL in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by KSL to such holder.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1 - Administration

            The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, KSL and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2 - Option Not Transferable

            Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and
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of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 - Shares to Be Reserved

            KSL shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices

            Any notice to be given under the terms of this Agreement to KSL shall be addressed to KSL in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed KSL of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Applicability of Plan and Purchase Agreement

            This Option and the shares of KSL Common Stock issued to the Optionee upon exercise of this Option shall be subject to all of the terms and provisions of the Plan and the Purchase Agreement, to the extent applicable to this Option and such shares. In the event of any conflict between this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control.

Section 5.7 - Amendment

            This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 5.8 - Governing Law

            The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this
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Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.9 - Jurisdiction

            Any suit, action or proceeding against the Employee with respect to this Agreement, or any judgement entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware of New York, as KSL may elect in its sole discretion, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objection which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against KSL with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware or New York, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. KSL hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                          KSL RECREATION CORPORATION



                                          By_________________________
                                                Its President



_________________________                 Aggregate number of shares of Common
Optionee                                  Stock for which this Option is
                                          exercisable:

Optionee's Tax payer

Identification Number                     __________
(Social Security Number):

_________________________